CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Storage USA, Inc. on Form S-8 (File No. 33-80967) of our report dated June 18, 1998, on our audits of the financial statements and supplemental schedules of Storage USA, Inc. Profit Sharing and 401 (k) Plan as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 11-K.

PricewaterhouseCoopers LLP

Baltimore, Maryland
July 15, 1998